EXHIBIT 32


                                  Certification
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                with Respect to the QuarterlyReport on Form 10-Q
                      for the Quarter ended April 30, 2004
                        of Urstadt Biddle Properties Inc.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), does hereby certify, to the best of such officer's knowledge, that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2004 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:            June  14, 2004                  /s/ Charles J. Urstadt
                                                  ---------------------
                                                  Charles J. Urstadt
                                                  Chairman and
                                                  Chief Executive Officer



Dated:            June 14, 2004                   /s/ James R. Moore
                                                  ------------------
                                                  James R. Moore
                                                  Executive Vice President and
                                                  Chief Financial Officer



         The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.